Exhibit 32.2
CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned officer of deltathree, Inc. (the “registrant”) does hereby certify, to such officer’s knowledge, that:

(1)
the Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 (the “Form 10-Q”) of the registrant fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: November 9, 2011	By:	/s/ Arie Rand
Arie Rand, Chief Financial Officer and Treasurer

The foregoing certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.